Exhibit 10.1
     FIRST SUPPLEMENTAL INDENTURE, dated as of February 24, 2010 (this “First Supplemental Indenture”), by and between GulfMark Offshore, Inc. (formerly known as New GulfMark Offshore, Inc.), a Delaware corporation formed on October 13, 2009 (“New GulfMark”) and U.S. Bank National Association, as trustee (the “Trustee”).
          WHEREAS, GulfMark Offshore, Inc., a Delaware corporation formed on December 4, 1996 (“Old GulfMark”) and the Trustee are parties to an indenture dated as of July 21, 2004 (as amended, the “Indenture”), providing for the issuance of an aggregate principal amount of $160,000,000 of Old GulfMark’s 7-3/4% Senior Notes Due 2014 (the “Notes”);
          WHEREAS, pursuant to the Agreement and Plan of Reorganization, dated as of October 14, 2009, between New GulfMark and Old GulfMark, Old GulfMark merged with and into New GulfMark on February 24, 2010, with New GulfMark as the surviving corporation (such transaction, the “Reorganization”);
          WHEREAS, at the effective time of the Reorganization, New GulfMark changed its name from “New GulfMark Offshore, Inc.” to “GulfMark Offshore, Inc.”.
          WHEREAS, pursuant to Section 5.01 of the Indenture, as a condition to certain permitted mergers of Old GulfMark, including the Reorganization, the entity or Person formed by or surviving such consolidation or merger (if other than Old GulfMark) is required to assume all of the obligations of Old GulfMark under the Notes and the Indenture pursuant to a supplemental indenture in form reasonably satisfactory to the Trustee;
          WHEREAS, Section 5.02 of the Indenture provides that upon any merger of Old GulfMark in accordance with Section 5.01 of the Indenture, the successor corporation with which Old GulfMark is merged shall succeed to, and be substituted for (so that from and after the date of such merger, the provisions of the Indenture referring to the “Company” shall refer instead to the successor corporation and not Old GulfMark), and may exercise every right and power of Old GulfMark under the Indenture with the same effect as if such successor Person had been named as Old GulfMark therein;
          WHEREAS, pursuant to Section 9.01(c) of the Indenture, the Trustee is authorized to execute and deliver this First Supplemental Indenture without the consent of the Holders of the Notes;
          WHEREAS, all conditions precedent to the execution and delivery of this First Supplemental Indenture pursuant to the terms of the Indenture have been satisfied;
          NOW, THEREFORE, for and in consideration of the foregoing premises, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE I
DEFINITIONS
          SECTION 1.01. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
ARTICLE II
ASSUMPTION BY NEW GULFMARK
          SECTION 2.01. Assumption of the Notes. New GulfMark hereby assumes all of Old GulfMark’s obligations under the Notes and the Indenture.
          SECTION 2.02. New GulfMark as Successor Corporation. New GulfMark hereby succeeds to, and is substituted for Old GulfMark (so that from and after the date hereof the provisions of the Indenture referring to the “Company” shall refer instead to New GulfMark and not Old GulfMark), and may exercise every right and power of Old GulfMark under the Indenture with the same effect as if New GulfMark had been named as the “Company” therein.
ARTICLE III
MISCELLANEOUS
          SECTION 3.01. Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly supplemented hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This First Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of the Notes heretofore or hereafter authenticated and delivered shall be bound hereby. This First Supplemental Indenture is an indenture supplemental to the Indenture and this First Supplemental Indenture and the Indenture shall henceforth be read and construed together.
          SECTION 3.02. Notices. For purposes of Section 12.02 of the Indenture, the address for notices to New GulfMark shall be:
GulfMark Offshore, Inc.
10111 Richmond Avenue
Suite 340
Houston, Texas 77042
          SECTION 3.03. Governing Law. THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF, SHALL GOVERN AND BE USED TO CONSTRUE THIS FIRST SUPPLEMENT INDENTURE.

          SECTION 3.04. Severability. In case any provision in this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
          SECTION 3.05. Counterpart Originals. The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.
          SECTION 3.06. Effect of Headings. The Headings of the Articles and Sections of this First Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this First Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.
          SECTION 3.07. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this First Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by New GulfMark.
          SECTION 3.08. The Trust Indenture Act. If, and to the extent, that any provision of this First Supplemental Indenture limits, qualifies or conflicts with another provision included in this First Supplemental Indenture or in the Indenture, which is required to be included in this First Supplemental Indenture or the Indenture by the Trust Indenture Act of 1939, as amended (the “TIA”), such required provision of the TIA shall control.
[signature page follows]

          IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, all as of the date first above written.

GULFMARK OFFSHORE, INC.

By:	/s/ Quintin V. Kneen
	Name:	Quintin V. Kneen
	Title:	Executive Vice President and Chief Financial Officer

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Susan C. Merker
	Name:	Susan C. Merker
	Title:	Vice President

[signature page to First Supplemental Indenture]